UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2010 (December 8, 2010)

Flagstone Reinsurance Holdings, S.A.
(Exact name of registrant as specified in its charter)

Luxembourg	001-33364	98-0481623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37 Val St André
L-1128
Luxembourg, Grand Duchy of Luxembourg
(Address of principal executive offices, including zip code)
+352 273 515 30
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 8, 2010, Flagstone (Bermuda) Holdings (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Mark J. Byrne (“Mr. Byrne”), a director of Flagstone Reinsurance Holdings, S.A. (“Holdings”), Limestone Business Limited, a company associated with Mr. Byrne (“Limestone”), and Haverford (Bermuda) Limited, a company associated with Mr. Byrne (“Haverford”).  Pursuant to the Purchase Agreement, the Company (i) purchased from Limestone 5,155,156 shares, par value $0.01 per share, of Holdings at a price of $11.4823 per share, (ii) purchased from Haverford 2,849,868 shares, par value $0.01 per share, of Holdings at a price of $11.4823 per share and (iii) purchased from Haverford, at a price of $13,500,000, the Amended and Restated Share Purchase Warrant dated as of June 25, 2010, issued to Haverford and exercisable for 7,955,553 shares, par value $0.01, of Holdings.  The transactions contemplated by the Purchase Agreement were completed on December 14, 2010.  The Company is an indirect subsidiary of Holdings.

In the Purchase Agreement, Mr. Byrne, Limestone and Haverford also agreed that until December 14, 2013 (the “Restricted Period”), they and their affiliates will not, among other things, directly or indirectly (a) acquire or offer to acquire any securities, derivative securities or assets of Holdings or any subsidiary of Holdings; (b) make or in any way participate in any solicitation of proxies, or seek to advise or influence any person with respect to voting of, any voting securities of Holdings or any of its subsidiaries with respect to any matter, or call or seek to call a meeting of Holdings’ stockholders or initiate any stockholder proposal, or make a request for a list of Holdings’ shareholders, or seek election to or to place a representative on the board of directors of Holdings or seek the removal of any director from the board of directors of Holdings; (c) make any announcement with respect to, or solicit or submit a proposal for, or offer of any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization, purchase or license of a material portion of the assets and properties of or other similar extraordinary transaction involving Holdings or any of its securities or subsidiaries; (d) form, join or in any way participate in a partnership, limited partnership, syndicate or other 13D group with respect to any securities of Holdings or any of its subsidiaries; (e) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of Holdings or any of its subsidiaries; (f) take any action that could reasonably be expected to require Holdings to make a public announcement regarding any of the foregoing events; (g) request Holdings or any of its subsidiaries, officers, directors, employees or affiliates to amend or waive any provision described in this paragraph; (h) contest the validity of the Purchase Agreement or seek a release of the restrictions contained in the Purchase Agreement; (i) disclose any intention, plan or arrangement inconsistent with any of the foregoing; or (j) have any discussions or negotiations regarding or enter into any arrangements, understandings or agreements with any other person to do any of the foregoing, or make any investment in any other person that engages, or offers or proposes to engage, in any of the foregoing, other than a passive investment below 5% of the total equity and voting power of such person made without knowledge that such person engages, or offers or proposes to engage, in any of the foregoing.  During the Restricted Period, Mr. Byrne, Limestone and Haverford shall promptly advise Holdings of any inquiry or proposal made to any of them, with a proposed price, with respect to any of the foregoing.  The Purchase Agreement does not prohibit Mr. Byrne, Limestone or Haverford from acquiring securities of Holdings so long as the aggregate amount of Holdings’ securities held collectively by them, any of their affiliates and certain other persons and entities is less than 5% of the outstanding amount of any class or series of Holdings’ securities including on an “as converted” basis.

Item 8.01    Other Events

On December 8, 2010, Holdings issued a press release relating to the matters described pursuant to Item 1.01 above.  A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Exhibit No.	Description

99.1	Press Release, dated December 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTONE REINSURANCE HOLDINGS, S.A.

Date: December 14, 2010
	By:	/s/ William F. Fawcett
		Name:	William F. Fawcett
		Title:	General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 8, 2010